Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Summit Global Investments U.S. Low Volatility Equity Fund and Summit Global Investments Small Cap Low Volatility Fund, dated March 19, 2018, and to the incorporation by reference of our report dated October 30, 2017 in the Registration Statement of The RBB Fund, Inc. (Form N-1A) (Post-Effective Amendment No. 242 to File No. 033-20827) with respect to the financial statements and financial highlights of Summit Global Investments U.S. Low Volatility Equity Fund and Summit Global Investments Small Cap Low Volatility Fund (two of the portfolios constituting The RBB Fund, Inc.) (the “Funds”), included in the Funds’ Annual Report to shareholders for the year ended August 31, 2017.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 16, 2018